UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 22, 2006

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

(c)	On March 22, 2006, Walter K.L. (Scott) Ferguson, Jr., age 47, was appointed Chief Operating Officer of Grande Communications Holdings, Inc. (“Grande”) effective as of that date.

From July 2005 to March 2006, Mr. Ferguson served as Grande’s interim Chief Executive Officer. From June 2002 to January 2005, Mr. Ferguson served as Grande’s Executive Vice President, Retail Services, and from January 2005 to July 2005 Mr. Ferguson assisted in transitioning his previous duties to others within Grande. From late 1999 to June 2002, Mr. Ferguson served as Grande’s Executive Vice-President of Operations and Chief Operating Officer. Prior to that time, Mr. Ferguson was a founding partner and senior vice president of PrimeOne, L.P., a broadband video services company. At PrimeOne, Mr. Ferguson was involved with operating, sales and customer service strategy for BellSouth, SBC Communications, Inc. and Southern New England Telephone Corporation broadband trials and businesses. Prior to working at PrimeOne, Mr. Ferguson served in various capacities at Prime Cable, a cable multiple systems operator based in Austin, Texas, including vice president of administrative services and vice president of operations. Prior to Prime Cable, Mr. Ferguson worked for Tenneco, Inc. in the corporate finance and investor relations groups as well as Arthur Young & Co. where he focused in tax practice. He is a certified public accountant and a graduate of the University of Texas at Austin, where he earned his BBA degree in Finance and an MBA in Accounting and Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: March 24, 2006	By:	/s/ Roy Chestnutt
Roy Chestnutt Chief Executive Officer